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                                                                    Exhibit 99.1

                              CONSENT TO BE NAMED

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, William F. Meagher, Jr. do hereby consent to be named in the Registration Statement on Form S-1/A of Dover Saddlery, Inc. as a proposed Director of Dover Saddlery, Inc.


DATED: October 3, 2005



/s/ William F. Meagher
______________________

William F. Meagher